UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINEAPPLE ENERGY INC.
10900 Red Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 14, 2023

Dear Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”), on Thursday, December 14, 2023, beginning at 9:00 a.m., Central Time, for the following purposes:

1.	To elect seven directors to the Company’s board of directors (the “Board”) to serve until their respective successors have been elected and qualified;

2.	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023;

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 112,500,000;

4.	To approve an amendment to the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the 2022 Employee Stock Purchase Plan from 200,000 to 500,000;

5.	To approve a reverse stock split of the outstanding shares of the Company’s common stock, at a ratio within a range of 1-for-2 to 1-for-15, as determined by the Board;

6.	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d); and

7.	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.

The Annual Meeting will be a virtual meeting of shareholders.

Except with respect to shares allocated to you as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), you may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/PEGY2023. You will need the 16-digit control number pin that is printed on your notice of internet availability of proxy materials (“Notice of Internet Availability of Proxy Materials”) or the box marked by the arrow on your proxy card or on the voting instructions that accompanied your proxy materials. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

Please note that if you hold shares of common stock through the ESOP, your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on December 11, 2023. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

The Board has fixed October 30, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, we had 10,201,757 shares of common stock outstanding and entitled to vote.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

Minnetonka, Minnesota
Dated: November 3, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

PINEAPPLE ENERGY INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

This Proxy Statement is furnished to the shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”) beginning November 3, 2023 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held virtually on Thursday, December 14, 2023 beginning at 9:00 a.m., Central Time, or at any adjournment or adjournments thereof.

In this proxy statement, references to the “Merger” mean the merger on March 28, 2022 of the Company, formerly known as Communications Systems, Inc. (“CSI”), with Pineapple Energy LLC (“Pineapple LLC”), whereby Pineapple LLC became a wholly-owned subsidiary of the Company (the “Merger”).

How can I attend the virtual Annual Meeting?

The Annual Meeting will be online and a completely virtual meeting of shareholders. This decision was made based on our desire to facilitate participation of shareholders in the Annual Meeting wherever they may be located.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form.

Please note that if you hold shares of common stock through the Employee Stock Ownership Plan (“ESOP”), your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on December 11, 2023. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or the proxy card or the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/PEGY2023 and entering your 16-digit control number. If you are a participant in the ESOP, you may attend the Annual Meeting as a guest by visiting the same website and logging in as a guest. If you are attending as a guest, you will not need a control number. The Annual Meeting will begin promptly at 9:00 a.m. Central Time on December 14, 2023.

The internet address to attend and vote at the Annual Meeting is
www.virtualshareholdermeeting.com/PEGY2023

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. We recommend that you log in at least ten minutes before the Annual Meeting.

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the notice of 2023 Annual Meeting of Shareholders that accompanies this proxy statement. These include:

●	To elect seven directors to the Board to serve until their respective successors have been elected and qualified (the “Election of Directors Proposal”);

●	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023 (the “Auditor Ratification Proposal”);

●	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 112,500,000 (the “Authorized Share Amendment Proposal”);

●	To approve an amendment to the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the 2022 Employee Stock Purchase Plan from 200,000 to 500,000 (the “ESPP Amendment Proposal”);

●	To approve a reverse stock split of the outstanding shares of the Company’s common stock, at a ratio within a range of 1-for-2 to 1-for-15, as determined by the Board (the “Reverse Stock Split Proposal”);

●	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) (the “Private Placement Proposal”); and

●	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the ESPP Amendment Proposal;

●	FOR the Reverse Stock Split Proposal;

●	FOR the Private Placement Proposal;

●	FOR the Adjournment Proposal; and

●	To transact any other business that may properly come before the meeting.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on October 30, 2023 (the “record date”), you are entitled to vote at the meeting. As of the record date, 10,201,757 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 10,201,757 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

What if I do not specify a voting choice for a proposal when returning a proxy?

Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Company’s Board of Directors. The Company’s Board of Directors recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

How are proxies solicited and what is the cost?

The Company will bear all expenses incurred in connection with the solicitation of proxies and printing, filing and mailing this proxy statement. The Company will be solely responsible for the costs of the solicitation.

Additionally, some of our directors, officers and regular employees may solicit proxies personally or by telephone, letter, facsimile or email. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse theses holders for their reasonable out-of-pocket expenses.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

●	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

What vote is required for the proposals to be approved?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of Directors Proposal	Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected.	Withhold and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Auditor Ratification Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

3	Authorized Share Amendment Proposal	FOR votes by at least a majority of the outstanding shares of common stock.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

4	ESPP Amendment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

5	Reverse Stock Split Proposal	FOR votes by at least two-thirds of the number of the votes entitled to be cast by the holders of the outstanding shares of common stock entitled to vote and represented at the meeting.	Abstentions and any broker non-votes will have the same effect as votes cast AGAINST the proposal.

6	Private Placement Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

7	Adjournment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

If you are a participant in the ESOP and do not vote the shares allocated to you in the ESOP, your shares will be voted at the Annual Meeting according to the provisions of the ESOP, which provide that the trustees will vote these shares on each proposal in the same proportion as all shares of common stock allocated to ESOP participants for which voting instructions were received and were voted on that proposal.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on each nominee in the election of directors. Shareholders may vote FOR, AGAINST or ABSTAIN on Proposals 2 through 7.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you WITHHOLD authority to vote for one or more directors, or if you ABSTAIN from voting on any of the other proposals, it will have the effect noted in the table above.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for determining whether a quorum exists, but are not considered entitled to vote on the proposal in question.

We understand that Proposals 2, 5 and 7 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on such proposals, even if the broker or other nominee does not receive voting instructions from you.

As a result, we do not anticipate any broker non-votes with respect to Proposals 2, 5 and 7. With respect to Proposals 1, 3, 4 and 6, your broker or nominee may not vote your shares without receiving voting instructions from you.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the ESPP Amendment Proposal;

●	FOR the Reverse Stock Split Proposal;

●	FOR the Private Placement Proposal; and

●	FOR the Adjournment Proposal.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board of Directors or, if there is no recommendation, at their own discretion.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

●	by submitting another proxy by telephone or via the Internet at a later date.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Unless you are a participant in the ESOP, you can also change your proxy by voting at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

Under rules of the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What is the deadline for submitting a shareholder proposal for the 2024 annual meeting?

Any shareholder proposal that is intended to be included in the proxy statement for our 2024 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than July 6, 2024, which is 120 calendar days prior to the anniversary of this year’s proxy distribution date. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain advance notice provisions requiring a shareholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Shareholders (which proposal is not intended to be included in the proxy statement for such meeting) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2024 Annual Meeting of Shareholders, any such proposal must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than October 30, 2024 and not earlier than September 30, 2024, which days are not less than 45 days nor more than 75 days prior to the 2023 Annual Meeting date, respectively.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2024 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 15, 2024.

If our 2024 Annual Meeting of Shareholders is subsequently advanced or delayed by more than 30 calendar days from the date of the 2023 Annual Meeting, we intend to notify shareholders of such change and the new dates and deadlines referred to above.

How can a shareholder get a copy of the Company’s 2022 Form 10-K?

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the consolidated financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Our Form 10-K is also available on our website in the “Investor Relations—SEC Filings” section of our website at www.pineappleenergy.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS proposAL

The Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated seven directors for election at the Annual Meeting: Marilyn Adler, Thomas J. Holland, Scott Honour, Roger H.D. Lacey, Scott Maskin, Randall D. Sampson and Kyle Udseth. If elected, each of the seven nominees will hold office until the next Annual Meeting of Shareholders and the election of his or her successor. Currently there are eight directors, seven of whom are standing for re-election. Michael R. Zapata is not standing for re-election, and the Company thanks him for his service and many contributions to the Company. All of the nominees currently are serving as our directors. Each nominee agreed to be named in this proxy statement and to serve if elected.

Proxies cannot be voted for a greater number of persons than seven, which is the number of nominees named in this proxy statement. Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board and the current director who is not standing for re-election, including a brief account of the education and business experience during at least the past five years. There are no family relationships between any director, executive officer, or person nominated to become a director.

Director Nominees

Marilyn Adler, age 58, has served on our Board of Directors since March 2022. Ms. Adler is a founder of Mizzen Capital, a private credit fund, and has been a Managing Partner there since March 2019. Prior to launching Mizzen Capital, Ms. Adler held senior management roles with several Small Business Investment Company (“SBIC”) funds, including Medley SBIC LP from September 2012 to March 2019, Sunrise Equity Partners LP from September 2003 to September 2012 and Hudson Venture Partners LP from 1997 to 2002. Prior to that, she worked at Teachers Insurance and Annuity Association, a Fortune 100 financial services organization, in the fixed income group from September 1991 to June 1994 and at Donaldson, Lufkin & Jenrette, an investment bank, from September 1987 to June 1989. Ms. Adler was also a Board Member of the Small Business Investor Alliance from 2014 to 2019. Ms. Adler earned an MBA from The Wharton School of the University of Pennsylvania in 1991 and a B.S. with distinction from Cornell University in 1987. We believe that Ms. Adler is qualified to serve on our Board of Directors due to her business and management experience.

Thomas J. Holland, age 61, has served on our Board of Directors since March 2022. Mr. Holland is currently the Chief Operating Officer of Homebound Inc., a California-based housing company, and has been in such role since November 2021. He was previously a partner at Bain & Company, Inc., a management consulting firm, (“Bain & Company”) from September 2018 to November 2021. From December 2016 to December 2017, Mr. Holland was the CEO of Century Snacks, LLC, a California-based food manufacturing company. From March 2014 to December 2015, Mr. Holland served as the President of SunRun Inc., a provider of residential solar panels and home batteries (“SunRun”), and he was the Chief Operating Officer of SunRun from August 2013 to March 2014. Prior to that, he was a partner at Bain & Company from December 1989 to July 2013. Mr. Holland holds a B.S. in Civil Engineering from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Holland is qualified to serve on our Board of Directors due to his management experience across a variety of industries.

Scott Honour, age 57, has served on our Board of Directors since March 2022. Mr. Honour is Managing Partner of Northern Pacific Group, a Wayzata, Minnesota based private equity firm, where he has served since 2012. Mr. Honour also serves as Chairman of Perception Capital Corp. II (Nasdaq: PCCT) and as a director of Appreciate Holdings, Inc. (Nasdaq: SFR). Within the past five years, Mr. Honour served as a director of Sustainable Opportunities Acquisition Corp. (Nasdaq: SOAC) and EVO Transportation & Energy Services (OTC: EVOA). From 2002 to 2012, he was Senior Managing Director of The Gores Group, a Los Angeles based private equity firm with $4 billion of capital under management. Prior to that, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and an investment banker at DLJ from 1991 to 2000. He began his career at Trammell Crow Company in 1988. Mr. Honour also co-founded YapStone, Inc. in 1999. Mr. Honour holds a BS in business administration and a BA in economics from Pepperdine University and an MBA in finance and marketing from the Wharton School of the University of Pennsylvania. We believe that Mr. Honour is qualified to serve on our Board of Directors due to his business and board experience.

Roger H.D. Lacey, age 73, has been a CSI director since 2008 and a director of ours, and our chairman, since the Merger in March 2022. Mr. Lacey served as CSI’s chief executive officer from February 2015 until November 30, 2020, and served as the executive chairman of CSI’s board of directors beginning in December 2018. He also assumed the additional role of interim chief executive officer of CSI on August 2, 2021 through March 28, 2022. Mr. Lacey also served as interim chief executive officer of CSI from June 2014 until February 2015. Mr. Lacey was senior vice president of strategy and corporate development at the 3M Company from 2009 to his retirement in 2013. He was the 3M Company’s chief strategy officer and head of global mergers and acquisitions from 2000 to

2013. Mr. Lacey’s career with 3M began in 1975; from 1989 to 2000 he held various senior positions including serving as division vice president of 3M Telecom Division. In addition, Mr. Lacey served as a member of the corporate venture capital board for internal and external new venture investments from 2009 to 2013. In addition, he is a board member of Johnsonville Sausage Corporation, a leading US food company, and also a Senior Partner in CGMR Capital, a private equity firm, where he is a Board member of WTB, a private Utilities services company, and Cambek, a leading manufacturer of specialty wood construction products. He was formerly a member of the board of governors for Opus Business School, University of St. Thomas; a former visiting professor of strategy and corporate development, Huddersfield University; a founding member of the Innovation Lab at MIT; and is a former vice chair of Abbott Northwestern Hospital Foundation. We believe that Mr. Lacey is qualified to serve on our Board of Directors due to his unique perspective that combines familiarity with key technology markets around the world combined with deep experience in strategic planning and business development.

Scott Maskin, age 60, has served on our Board of Directors since November 2022 and as our Senior Vice President and General Manager, New York Division since November 2022. Mr. Maskin is the co-founder of SUNation Energy, and served as its chief executive officer since its inception in June 2003 until the Company’s acquisition of SUNation in November 2022. Previously, Mr. Maskin developed nearly 20 years of experience on electrical and contracting work on commercial and residential properties and has a Master Electrician’s license. We believe Mr. Maskin is qualified to serve on our Board of Directors due to his extensive experience and knowledge in the industry, particularly related to solar and battery energy storage systems for residential and small commercial customers.

Randall D. Sampson, age 65, has been a CSI director since 1999 and a director of ours since the Merger in March 2022. Mr. Sampson was the Lead Independent Director from December 2018 until the Merger in March 2022. Since 1994 Mr. Sampson has held the positions of president and chief executive officer, and a board member of Canterbury Park Holding Corporation (“CPHC”). Since 2022 he has also served as Chairman of the Board. CPHC is a public company (Nasdaq: CPHC) based in Shakopee, Minnesota that re-opened a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and racing industries. Under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training. We believe that Mr. Sampson is qualified to serve on our Board of Directors due to the challenging nature of Canterbury Park’s business which has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers.

Kyle Udseth, age 42, has been a director of ours since March 2022 and our Chief Executive Officer since March 2022. Mr. Udseth founded Pineapple LLC in 2020 and served as its chief executive officer and on its board of managers since its inception. Prior to founding Pineapple LLC, Mr. Udseth served in various executive roles at leading national residential solar companies starting in 2015, such as: vice president of sales at Sungevity from August to November of 2020, senior director of marketing and customer experience at Sunnova from October of 2018 to August of 2020, and head of customer marketing at Sunrun from August of 2015 to September of 2018. Mr. Udseth holds a bachelor’s degree in economics from Carleton College and an MBA from the Stanford Graduate School of Business. We believe that Mr. Udseth is qualified to serve on our Board of Directors due to his business experience and management background.

Director Not Standing For Re-Election

Michael R. Zapata, age 45, has served as a director of CSI since June 2020 and a director of ours since the Merger in March 2022. Mr. Zapata has served as Executive Chairman and President of Schmitt Industries, Inc. (Nasdaq: SMIT) since December 2018, and as Chief Executive Officer of that company since July 2019. Mr. Zapata is the founder and Managing Member of Sententia Capital Management, LLC, a value investing focused investment management firm (“Sententia”). Since its inception in 2012, Sententia has invested in deep value public equities in a concentrated portfolio. The firm employs a rigorous research process and attempts to engage constructively with management when appropriate. Prior to Sententia, Mr. Zapata served nearly 10 years in the U.S. Navy. During his service from 2001 to 2010, he held various leadership roles during the Global War on Terror. Deploying to locations including Iraq, Afghanistan, Africa, the Middle East and the Arabian Peninsula, he brings valuable insight and expertise in intelligence fusion, operational execution, strategic planning and risk mitigation. He received his B.S. from Texas A&M University, where he was recognized as a Dougherty Award Recipient. He received his M.B.A. from Columbia University as a student in the Heilbrunn Center for Value Investing. He serves as a director of Tip of the Spear Foundation, a non-profit dedicated to supporting Elite Operators and their families during times of need. We believe that Mr. Zapata is qualified to serve on our Board of Directors due to his background in, and knowledge of, operational execution and strategic planning, as well as his familiarity with small public companies and the challenges they face.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES UNDER PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors has affirmatively determined that all of our directors, except for Messrs. Lacey, Maskin and Udseth, are independent directors within the meaning of the applicable Nasdaq listing standards.

Board Leadership

Mr. Lacey serves as our Chairman of the Board. The Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

Meetings of the Board of Directors

Our Board of Directors held 15 meetings during 2022. The independent directors regularly hold executive sessions at meetings of our Board of Directors.

During 2022, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Each of our directors is expected to make a reasonable effort to attend our annual meetings of shareholders. Of our directors then in office, Messrs. Lacey, Udseth, Sampson, and Maskin attended the 2022 Annual Meeting of Shareholders, which was held virtually.

Committees of the Board of Directors

The Company has three standing committees of the Board of Directors: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit and Finance Committee

The members of the Audit and Finance Committee are Randall D. Sampson (Chair), Marilyn S. Adler and Michael R. Zapata. Our Board of Directors has determined that each member of the Audit and Finance Committee is independent under applicable SEC rules and Nasdaq listing standards. Our Board of Directors has determined that Mr. Sampson is an audit committee financial expert, as defined under the applicable rules of the SEC. Each of the members of our Audit and Finance Committee meets the requirements for financial literacy and possesses the financial qualifications required under applicable SEC rules and Nasdaq listing standards. The Audit and Finance Committee met six times during 2022.

The Audit and Finance Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Our independent registered public accounting firm reports directly to the Audit and Finance Committee.

The Audit and Finance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

 Compensation Committee

The members of the Compensation Committee are Thomas J. Holland (Chair), Marilyn S. Adler and Randall D. Sampson. Our Board of Directors has determined that each member of the Compensation Committee is independent under applicable SEC rules and Nasdaq listing standards. The Compensation Committee met five times during 2022.

The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of our chief executive officer and other executive officers; oversees the establishment of performance goals and objectives for our executive officers; administers our incentive compensation plans, including the 2022 Equity Incentive Plan; considers the adoption of other or additional compensation plans; and provides oversight and final determinations with respect to our 401(k) plan, employee stock ownership plan and other similar employee benefit plans.

The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Scott M. Honour (Chair) and Marilyn S. Adler. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under applicable SEC rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee was established in October 2022 and did not meet during the remainder of 2022.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on the Board of Directors; evaluating our incumbent directors; recommending candidates to our Board for election to the Board of Directors; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of the Board; reviewing succession planning of the Chief Executive Officer and other senior executives; and overseeing matters of corporate governance.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Director Nominations

When evaluating candidates for service as a director, the Nominating and Corporate Governance Committee and the Board take into account many factors, including relevant experience, integrity, ability to make independent analytical inquiries, stock ownership, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities in the context of the needs of the Board at that time.

Although the Board does not have a formal policy regarding diversity, in addition to the factors noted above, the Board seeks individuals who reflect diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

The Board will consider candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. A shareholder who wishes to recommend a director candidate for consideration by the committee should send the name(s) and appropriate biographical information regarding the proposed candidate(s) to the Nominating and Corporate Governance Committee at the Company’s principal executive office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Board as a nominee, but does not intend to have the candidate included in our proxy materials, must comply with the advance notice requirements set forth in our Bylaws.

Board Diversity Matrix (as of October 20, 2023)

The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance.

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit and Finance Committee, has oversight responsibility for risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, the Board regularly discusses with management, the Company’s independent registered public accounting firm and the internal auditor, identified major risk exposures, their potential financial impact on the Company, and steps that could be taken to manage these risks.

The Audit and Finance Committee assists the Board in fulfilling its risk management oversight responsibilities in financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit and Finance Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at least four times each year to review their respective reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to all of the Company’s officers, directors, employees, and other representatives. A copy of the Code of Ethics is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website.

Communications with the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Pineapple Energy Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit and Finance Committee for review.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee during the last year.

EXECUTIVE COMPENSATION

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2022 paid to or earned by our named executive officers (the “NEOs”). The NEOs for 2022 were:

●	Kyle Udseth, our Chief Executive Officer beginning March 28, 2022;

●	Roger H.D. Lacey, who served as our Interim Chief Executive Officer until March 28, 2022;

●	Eric Ingvaldson, our Chief Financial Officer beginning October 10, 2022; and

●	Kristin Hlavka, our Corporate Controller, who also served as our Interim Chief Financial Officer from August 22, 2022 until October 10, 2022.

The Compensation Committee has designed the Company’s executive compensation program with a strategy to facilitate its ability to attract, retain, reward and motivate a high performing executive team. The Company’s compensation philosophy is based on a motivational plan to provide pay-for-performance (at both the individual and company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully.

Our compensation programs are designed to:

●	attract and retain individuals with superior ability and managerial experience;

●	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our shareholders; and

●	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

The Compensation Committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Compensation Decisions for 2022

Since the Merger, the Compensation Committee has focused on evaluating and establishing the goals, objectives and substance of the Company’s executive compensation plans. The Compensation Committee has taken the following actions related to the components of executive compensation.

Base Salary

Mr. Udseth’s annual base salary of $300,000 was established in connection with his Employment Agreement entered into on February 10, 2021. The Compensation Committee did not make any changes to Mr. Udseth’s base salary in 2022, but effective February 13, 2023, Mr. Udseth voluntarily agreed, and the Compensation Committee approved, a reduction in Mr. Udseth’s annual base salary to $255,000, in order to assist with the reduction of corporate overhead. Subsequently, in connection with certain financing arrangements entered into by the Company on June 1, 2023, the Compensation Committee approved the reinstatement of Mr. Udseth’s annual base salary amount of $300,000, effective June 5, 2023.

In connection with Mr. Ingvaldson’s appointment as the Company’s Chief Financial Officer, the Compensation Committee approved an annual base salary of $250,000 for Mr. Ingvaldson, based on the Committee’s review of market salaries for similar positions.

During the time in 2022 when Ms. Hlavka served as our Interim Chief Financial Officer, her annual base salary was increased to $225,000. Following Mr. Ingvaldson’s appointment as the Company’s Chief Financial Officer, Ms. Hlavka resumed her role as the Company’s Corporate Controller and principal accounting officer, and her annual base salary returned to $185,000.

Annual Cash Incentive Program

In September 2022, the Compensation Committee approved performance metrics for the 2022 annual cash incentive program for the Company’s employees, including executive officers (the “2022 MIP”). The metrics consist of the 2022 EBITDA of the Company’s Hawaii Energy Connection business (the “HEC Metric”) and an acquisition-related metric (the “Acquisition Metric”), which are weighted equally at 50% each. Participants have the ability to earn between 50% of target for achieving threshold performance and 150% of target for achieving maximum performance for the EBITDA metric.

On March 7, 2023, the Compensation Committee determined the degree to which the HEC Metric and the Acquisition Metric goals were attained under the 2022 MIP, and the resulting payout level relative to the target amount for each metric. For 2022, the degree to which the HEC Metric goal was achieved was less than target, and therefore no bonus payout amount was approved under the HEC Metric. The Compensation Committee determined that as a result of the SUNation acquisition, the degree to which the Acquisition Metric goal was achieved was such as to warrant payment of 100% of the target bonus amount under the Acquisition Metric.

The Compensation Committee then applied the weightings applicable to each of the HEC Metric (50%) and the Acquisition Metric (50%) as provided for under the 2022 MIP, resulting in a weighted payout percentage of 50% of the total target dollar amount under the 2022 MIP.

The Compensation Committee did not exercise any discretion to increase or decrease the amounts payable pursuant to the 2022 MIP as calculated pursuant to the terms as described above. As a result, based on the results as applied to the 2022 MIP as described above, the Compensation Committee’s approval resulted in the payment of the following amounts to our NEOs under the MIP for 2022, following the application of any proration based on employment start date:

Name	Target MIP as a Percentage of Base Salary	Target MIP Dollar Amount ($)	Actual MIP Payout ($)
Kyle Udseth	50%	150,000	75,000
Eric Ingvaldson	40%	22,466	11,233
Kristin Hlavka	30%	60,132	30,066

Equity Awards

A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value. In September 2022, the Compensation Committee approved equity awards under the Pineapple Energy Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) to the Company’s employees, including the executive officers, consisting of restricted stock units (“RSUs”). On September 20, 2022, (i) Mr. Udseth was granted 227,848 RSUs that vest as follows: 75,949 vest 12 months, 75,949 vest 18 months, and 75,950 vest 30 months from the date of the grant, subject to continued employment; and (ii) Ms. Hlavka was granted 37,975 RSUs that vest as follows: 5,858 vest 6 months, 6,800 vest 12 months, 12,658 vest 18 months, and 12,659 vest 30 months from the date of the grant, subject to continued employment.

On October 11, 2022, Mr. Ingvaldson was granted 82,278 RSUs as an inducement grant outside of the Company’s 2022 Equity Incentive Plan, but the grant is subject to the same terms and conditions as if it was granted under such plan. The RSUs vest in thirds on each of the first three anniversaries of the grant date, subject to continued employment.

Other Compensation

In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other employees, the NEOs receive other compensation and benefits in various forms, including an annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of the personal contribution. The amount of this other compensation for our NEOs is presented in the column titled “All Other Compensation” under the “Summary Compensation Table” and the “All Other Compensation Table.”

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation paid to or earned by our NEOs for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Kyle J. Udseth(5)	2022	300,000	—	455,696	75,000	6,542	837,238
Chief Executive Officer
Eric Ingvaldson(5)	2022	48,077	—	411,390	11,233	—	470,700
Chief Financial Officer
Kristin Hlavka(5)	2022	190,370	40,600	75,950	30,066	8,656	345,642
Corporate Controller
Roger Lacey(6)	2022	68,636	80,000	30,380	—	10,102	189,118
Former Interim Chief Executive Officer	2021	120,000	—	—	48,911	975,956	1,144,867

(1)	For Ms. Hlavka and Mr. Lacey, reflects a transaction bonus of $40,600 and $80,000, respectively, paid in connection with the closing of the Merger.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 13 to our audited consolidated financial statements included in our 2022 Annual Report for the fiscal year ended December 31, 2022.

(3)	Represents amounts earned under the applicable plan for the year indicated. See “Non-Equity Incentive Plan Compensation Table” below.

(4)	See “All Other Compensation Table” below.

(5)	None of Messrs. Udseth or Ingvaldson nor Ms. Hlavka were NEOs in 2021.

(6)

Mr. Lacey served as our Interim Chief Executive Officer from August 1, 2021 through March 28, 2022. For 2022, (a) the amount shown in the “Salary” column includes $34,886 in salary as Interim CEO and $33,750 in fees received in his role as a director; and (b) the full amount in the “Stock Awards” column represents RSUs he received in 2022 in connection with his service as a director, not in his role as Interim CEO.

Non-Equity Incentive Plan Compensation Table

The following table provides a breakdown of information under the column “Non-Equity Incentive Plan Compensation” in the preceding Summary Compensation Table.

		Short-term Plans	Long-term Plans	Total
Name	Year	($)	($)	($)
Kyle Udseth	2022	75,000	—	75,000

Eric Ingvaldson	2022	11,233	—	11,233

Kristin Hlavka	2022	30,066	—	30,066

Roger Lacey	2022	—	—	—
	2021	—	48,911	48,911

All Other Compensation Table

The following table provides a breakdown of information under the column “All Other Compensation” above.

Name	Year	Non-Elective Contributions to Defined Contribution Plan ($)	Acceleration of Stock Options and Restricted Stock Units(1) ($)	Other ($)	Total ($)
Kyle Udseth	2022	6,542	—	—	6,542

Eric Ingvaldson	2022	—	—	—	—

Kristin Hlavka	2022	5,656	—	3,000	8,656

Roger Lacey	2022	3,640	—	6,462	10,102
	2021	5,843	938,363	31,750	975,956

(1)	The amounts reported in this column represent the value of acceleration in connection with the closing of the E&S Sale Transaction of stock options and RSUs outstanding to our NEOs under the 2011 Plan. The value of the unvested equity awards that would accelerate in connection with the closing of the E&S Sale Transaction is calculated as follows: (a) in the case of a CSI stock option, the product of (i) the excess, if any, of $7.15 (the value of a share of CSI’s common stock on the closing date) over the exercise price per share of such stock option, multiplied by (ii) the number of shares of common stock subject to the unvested portion of such stock option; and (b) in the case of CSI RSU awards, the value of a share of the Company’s common stock ($7.15) multiplied by the number of shares of common stock subject to the RSU award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information as of December 31, 2022 concerning outstanding equity awards held as of such date by our NEOs:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Kyle Udseth	227,848(2)	530,886
Eric Ingvaldson	82,278(3)	191,708
Kristin Hlavka	37,975(4)	88,482
Roger H.D. Lacey	15,190(5)	35,393

(1)	Market value is calculated by multiplying the number of unvested units by $2.33, the closing price of our common stock on December 30, 2022, the last trading date of 2022.

(2)	RSUs vest as follows: 75,949 vest 12 months, 75,949 vest 18 months, and 75,950 vest 30 months from September 20, 2022, the date of grant.

(3)	RSUs vest in thirds on each of October 11, 2023, October 11, 2024 and October 11, 2025.

(4)	RSUs vest RSUs vest as follows: 5,858 vest 6 months, 6,800 vest 12 months, 12,658 vest 18 months, and 12,659 vest 30 months from September 20, 2022, the date of grant.

(5)	RSUs vest as follows: 2,344 vest 6 months and 12,846 vest 12 months from September 20, 2022, the date of grant.

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

On December 5, 2022, the Company entered into an Employment Agreement with each of Mr. Udseth and Mr. Ingvaldson. Mr. Udseth’s Employment Agreement provides for, among other things, an annual base salary of $300,000; however, as noted above, Mr. Udseth voluntarily agreed, and the Compensation Committee approved, a temporary reduction in Mr. Udseth’s annual base salary to $255,000 for the period from February 13, 2023 until June 5, 2023. Mr. Udseth’s Employment Agreement also provides for his participation in the Company’s employee bonus program with a potential bonus opportunity of up to 50% of his base salary, and Mr. Udseth’s participation in the Company’s employee benefit plans and programs.  Mr. Ingvaldson’s Employment Agreement provides for, among other things, an annual base salary of $250,000, Mr. Ingvaldson’s participation in the Company’s employee bonus program with a potential bonus opportunity of up to 40% of his base salary, and Mr. Ingvaldson’s participation in the Company’s employee benefit plans and programs.

Each of Mr. Udseth’s and Mr. Ingvaldson’s employment with the Company is at-will and continues until terminated by the Company or the executive for any reason. Each of the Employment Agreements provides that upon termination of the executive’s employment, he is entitled to receive any base salary owed through his termination date and reimbursement of reasonable expenses incurred as of his termination date. If the executive’s employment is terminated by the Company for any reason other than Cause (as defined in the Employment Agreements) or disability, or by the executive for Good Reason (as defined in the Employment Agreements), in each case prior to a Change in Control (as defined in the change in control agreements referenced below), the executive would also be entitled to receive an amount equal to 50% of his annual base salary at that time, payable in equal installments over a six-month period.

Each Employment Agreement contains customary confidentiality provisions. It also provides that, while the executive is employed by us and for a period of six months thereafter, he will not engage in competitive business, subject to certain exceptions. The Employment Agreement also provides that, while the executive is employed by us and for a period of one year thereafter, he will not (i) solicit any customer or business partner of the Company; (ii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iii) provide, to any customer with whom the executive had contact during employment or about whom he had access to confidential information, any products or services that are competitive with those that were offered by the Company during his employment with the Company; and (iv) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

Mr. Udseth’s Employment Agreement supersedes and replaces the employment agreement, dated as of February 10, 2021, between Mr. Udseth and the Company, other than with respect to certain provisions as provided in Mr. Udseth’s Employment Agreement. Mr. Ingvaldson’s Employment Agreement supersedes and replaces the offer letter, dated as of September 16, 2022, between Mr. Ingvaldson and the Company.

Change in Control Agreements

Each of Mr. Udseth and Mr. Ingvaldson is a party to a change in control agreement, dated December 5, 2022, with the Company. Each of the change in control agreements provides that if, within 24 months following a Change in Control, the executive’s employment is terminated by the Company for any reason other than Cause (as defined in the change in control agreement), death or disability, or by the executive for Good Reason (as defined in the change in control agreement), then the Company shall pay the executive an amount equal to one times his annual base salary as of the date of the Change in Control or his termination date, whichever is greater, payable in a lump sum within 75 days following the termination date. Each of the change in control agreements also provides that upon such a termination, for a period of 12 months following the termination date, the executive will receive medical and dental insurance and life insurance, substantially in the form and expense to him as received by him on his termination date.  Each of the change in control agreements also provides that the payments made to the executive under the agreement shall be one dollar less than the amount which would cause all payments to him to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

2022 Equity Incentive Plan and Award Agreements

Under the 2022 Equity Incentive Plan and related award agreements:

●	if a participant is terminated for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration;

●	if a participant’s service is terminated due to his or her death or disability, (i) all unvested restricted stock units shall vest as of the termination date; (ii) unvested performance stock units will vest on a pro rata basis, based on the actual performance in the case of disability and the target performance in the case of death; and (iii) the currently vested and exercisable portions of option awards may be exercised for a period of one year after the date of such termination; and

●	upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option awards may be exercised for a period of three months after the date of such termination; however, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option awards may be exercised for a period of one year after the date of such termination.

The 2022 Equity Incentive Plan and related award agreements provide that if either of the following occurs: (1) there is a change in control of our company that involves a corporate transaction, the outstanding awards are continued, assumed or replaced by the surviving or successor entity, and within 24 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, or (2) there is a change in control of our company that does not involve a corporate transaction and within 24 months after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, the number of units that would vest will be equal to (A) if the accelerated vesting event occurs before the last day of the performance period, the target number of units, prorated based on the period of time during the performance period prior to the termination, or (B) if the accelerated vesting event occurs on or after the last day of the performance period, the number of units will be determined based on the actual level of achievement of the performance goals.

The 2022 Equity Incentive Plan and related award agreements also provide that if any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest. For these purposes, for a performance-based award, the number of units that would vest will be equal to (A) if the accelerated vesting event occurs before the last day of the performance period, the target number of units, prorated based on the period of time during the performance period prior to the corporate transaction, or (B) if the accelerated vesting event occurs on or after the last day of the performance period, the number of units will be determined based on the actual level of achievement of the performance goals set forth in the agreement. Alternatively, if outstanding awards are not continued, assumed or replaced, the Compensation Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

For purposes of the 2022 Equity Incentive Plan, the following terms have the meanings indicated:

●	a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of more than 50% of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of the board of directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined voting power of the resulting entity in substantially the same proportions); and

●	a “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of our assets, or (ii) a merger, consolidation, share exchange, or similar transaction involving us, regardless of whether we are the surviving entity.

INCENTIVE COMPENSATION RECOVERY POLICY

The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”), effective October 2, 2023, in compliance with the listing standards of the Nasdaq Stock Market. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

PAY VERSUS PERFORMANCE

The following table sets forth additional compensation information of our Chief Executive Officer (referred to as our “PEO” in this section) and of the average of our other NEOs (the “Non-PEO NEOs”) along with total shareholder return and net income (loss) for 2022 and 2021:

Year	Summary Compensation Table Total for Current PEO (1) ($)	Compensation Actually Paid to Current PEO (2) ($)	Summary Compensation Table Total for Former PEO (Lacey)(1)	Compensation Actually Paid to Former PEO (Lacey)(2)	Summary Compensation Table Total for Former PEO (Kumar) (1)	Compensation Actually Paid to Former PEO (Kumar) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (3) ($)	Net Income (Loss) ($)
2022	837,238	912,428	189,118	194,131	—	—	408,171	304,596	33.3	(10,362,662)
2021	—	—	1,144,867	813,490	653,041	577,320	680,236	528,915	74.3	2,973,647

(1)	For 2022, the PEO was Roger H.D. Lacey until March 28, 2022, and Kyle Udseth, beginning March 28, 2022, and the Non-PEO NEOs were Eric Ingvaldson and Kristin Hlavka. For 2021, the PEO was Anita Kumar until August 1, 2021, and Roger H.D. Lacey, beginning August 1, 2021, and the Non-PEO NEOs were Mark Fandrich and Scott Fluegge.

(2)	A reconciliation of Total Compensation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid to our PEOs and our Non-PEO NEOs (as an average) is shown below:

Adjustments	Current PEO ($)	Former PEO (Lacey) ($)	Average of Non-PEO NEOs ($)
Total 2022 Compensation from SCT	837,238	189,118	408,171
(Subtraction): Stock Awards and Option Awards reported in SCT	455,696	30,380	243,670
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	530,886	35,393	140,095
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year*	—	—	—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered year	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—
Compensation Actually Paid for 2022 (as calculated)	912,428	194,131	304,596

Adjustments	Former PEO (Lacey) ($)	Former PEO (Kumar) ($)	Average of Non-PEO NEOs ($)
Total 2021 Compensation from SCT	1,144,867	653,041	680,236
(Subtraction): Stock Awards and Option Awards reported in SCT and value of “Acceleration of Stock Options and Restricted Stock Units” as reported in SCT under All Other Compensation*	938,363	197,584	380,077
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	603,062	121,046	226,189
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered year	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	3,924	817	2,138
Compensation Actually Paid for 2021 (as calculated)	813,490	577,320	528,915

* In 2021, the Company incurred a change in control, as defined by the 2011 Plan. Effective on August 1, 2021, all outstanding equity awards under the 2011 Plan were made fully vested and exercisable and any restrictions lapsed. The value of the acceleration of vesting of the awards in connection with the change in control are included in the SCT Total Compensation. We have deducted this value in order to calculate CAP because equity awards and their acceleration are separately accounted for in this table. This value was, for former PEO Lacey, $938,363, for former PEO Kumar, $197,584, for the average of the other NEOs, $380,077.

(3)       Total shareholder return (“TSR”) as calculated is based on a fixed investment of $100 measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance

Our executive compensation program seeks to align executive officers’ long-term interests with those of our stockholders to incentivize a long-term increase in stockholder value, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (“CAP”) (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance table above, for each the two years ended December 31, 2022. The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table for both our PEOs and the average amounts for the non-PEO NEOs and (1) the Company’s cumulative TSR and (2) the Company’s net income (loss).

Compensation Actually Paid vs TSR

Compensation Actually Paid vs Net Income (Loss)

DIRECTOR COMPENSATION

Prior to September 16, 2022, the 2022 compensation of non-employee directors was as follows: (i) each director was paid an annual cash retainer of $40,000; (ii) the two committee chairs were each paid an additional $7,500 in cash; (iii) each non-chair committee member was paid an additional $5,000 in cash; and (iv) each director was paid an additional $20,000 as a special payment at the completion of the Merger.

On September 16, 2022, the Board of Directors approved the following annual compensation to be payable to non-employee directors of the Board, to be payable on a quarterly basis on the first day, or as soon as practicable after the first day, of each quarter:

●	$30,000 cash retainer for all non-employee directors;
●	$7,500 additional cash retainer to each chair of a committee of the Board;
●	$5,000 additional cash retainer for service on each committee of the Board, excluding the chair of such committee; and
●	$15,000 additional cash retainer to the chair of the Board.

In addition, the Board approved an annual grant to each non-employee director of RSUs with a value equal to $36,000. On September 20, 2022, this annual grant was made for 2022, with each non-employee director receiving 15,190 RSUs that vest as follows: 2,344 vest 6 months and 12,846 vest 12 months from the date of the grant, subject to continued service.

The following table sets forth summary information concerning the compensation paid to our directors for the fiscal year ended December 31, 2022. Compensation paid to or earned by Messrs. Udseth and Lacey, who served as directors and were NEOs during the fiscal year ended December 31, 2022, is set forth in the Summary Compensation Table.

	Fees Earned or	Stock	All Other
	Paid in Cash (1)	Awards (2)	Compensation	Total
Name	($)	($)	($)	($)
Marilyn S. Adler	30,000	30,380	—	60,380
Thomas J. Holland	28,125	30,380	—	58,505
Scott M. Honour	22,500	30,380	—	52,880
Scott Maskin(3)	38,846	214,873	1,165	254,885
Richard A. Primuth	31,875	—	—	31,875
Randall D. Sampson	65,000	30,380	—	95,380
Steven C. Webster	32,500	—	—	32,500
Michael R. Zapata	57,500	30,380	—	87,880

(1)	In addition to the cash retainers described above, includes a $20,000 one-time special service payment to each of the Company’s non-employee directors serving immediately prior to the closing of the Merger, Messrs. Primuth, Sampson, Webster and Zapata.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 13 to our audited consolidated financial statements included in our 2022 Annual Report for the fiscal year ended December 31, 2022.

(3)	As described further below, Mr. Maskin received compensation during 2022 as a non-executive officer employee; he did not receive any compensation as a member of the Board. The amounts shown in the table reflect $38,846 in salary, $214,873 in grant date fair value of RSUs granted on November 15, 2022 to him as an employee, and $1,165 in 401(k) match.

As of December 31, 2022, each of Messrs. Holland, Honour, Lacey, Sampson and Zapata and Ms. Adler held 15,190 RSUs, and Mr. Maskin held 69,091 RSUs.

As noted above, Mr. Maskin has served as the Company’s Senior Vice President and General Manager, New York Division since November 2022. Mr. Maskin is a party to an Employment Agreement dated November 9, 2022 with the Company. Under the Employment Agreement, Mr. Maskin’s annual base salary is $245,000 and he is eligible to participate in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary.

The initial term of Mr. Maskin’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Maskin’s employment is at-will. If Mr. Maskin’s employment is terminated by the Company for any reason other than Cause (as defined in his Employment Agreement) or disability, or by Mr. Maskin for Good Reason (as defined in his Employment Agreement) during the term of the Employment Agreement, Mr. Maskin would be entitled to receive an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period.

Mr. Maskin’s Employment Agreement contains customary confidentiality provisions. The Employment Agreement also provides that, while Mr. Maskin is employed by us and for a period of one year thereafter, he will not (i) engage in competitive business, subject to certain exceptions; (ii) solicit any customer or business partner of the Company; (iii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iv) provide, to any customer with whom Mr. Maskin had contact during employment or about whom Mr. Maskin had access to confidential information (as defined in the employment agreement), any products or services that are competitive with those that were offered by the Company during Mr. Maskin’s employment with the Company; and (v) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUNation Acquisition

On November 9, 2022, the Company acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities (“SUNation”), directly or indirectly from SUNation’s owners, which included Scott Maskin and James Brennan (with the other two owners, Scott Sousa and Brian Karp, collectively, the “Sellers”). Mr. Maskin was appointed a director of the Company and the Senior Vice President and General Manager, New York Division, of the Company, received 513,300 shares of Company common stock as consideration in the transaction and was granted an inducement award of 69,091 restricted stock units in connection with his employment with the Company. Mr. Brennan was appointed Senior Vice President, Corporate Development, of the Company, received 494,007 shares of Company common stock as consideration in the transaction and was granted an inducement award of 65,455 restricted stock units in connection with his employment with the Company.

The terms of Mr. Maskin’s Employment Agreement are set forth above under “Director Compensation.” Pursuant to Mr. Brennan’s employment agreement, his annual base salary is $235,000 and he is eligible to participate in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary.

The initial term of Mr. Brennan’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Brennan’s employment is at-will. If Mr. Brennan’s employment is terminated by the Company for any reason other than Cause (as defined in his Employment Agreement) or disability, or by Mr. Brennan for Good Reason (as defined in his Employment Agreement) during the term of the Employment Agreement, Mr. Brennan would be entitled to receive an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period.

Mr. Brennan’s Employment Agreement contains customary confidentiality provisions. The Employment Agreement also provides that, while Mr. Brennan is employed by us and for a period of one year thereafter, he will not (i) engage in competitive business, subject to certain exceptions; (ii) solicit any customer or business partner of the Company; (iii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iv) provide, to any customer with whom Mr. Brennan had contact during employment or about whom Mr. Brennan had access to confidential information (as defined in the Employment Agreement), any products or services that are competitive with those that were offered by the Company during Mr. Brennan’s employment with the Company; and (v) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

The Company acquired SUNation from the Sellers for an aggregate purchase price of $18,440,533, comprised of (a) $2,390,000 in cash consideration paid at closing, (b) the issuance at closing of a $5,000,000 Short-Term Limited Recourse Secured Promissory Note payable to Messrs. Maskin and Brennan (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note payable to Messrs. Maskin and Brennan (the “Long-Term Note”), with a fair value of $4,830,533 at the acquisition date, and (d) the issuance at closing of an aggregate of 1,480,000 shares of Company common stock. The purchase price also includes potential earn-out payments of up to $5,000,000 in the aggregate based on the percentage of year-over-year EBITDA growth of the SUNation businesses in 2023 and 2024.

On June 1, 2023, the Company repaid the Short-Term Note in full, and through such date the Company had paid an aggregate amount of interest on the Short-Term Note of $187,397.

The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. The Company will be required to make a principal payment of $2.5 million on the second anniversary of the Long-Term Note. As of October 15, 2023, the full $5.5 million remained outstanding under the Long-Term Note and the Company had paid an aggregate amount of interest on the Long-Term Note of $31,263.

Hercules-Pineapple LLC Working Capital Loan

On January 8, 2021, Pineapple LLC and Hercules Capital, Inc. (“Hercules”), as agent for itself and the lenders, entered into a working capital loan and security agreement (the “WC Loan Agreement”) whereby the lenders agreed to make available to Pineapple LLC a working capital loan in the original principal amount of $500,000, subject to the terms and conditions in the WC Loan Agreement, and on December 16, 2021, the parties amended the WC Loan and Security Agreement pursuant to that certain First Amendment to Working Capital Loan and Security Agreement by and between Pineapple LLC and Hercules. The lenders, Hercules and Northern Pacific Growth Investment Advisors, LLC (“NPGIA”), made working capital loan commitments of $400,000 and $100,000, respectively. NPGIA is an affiliate of Northern Pacific Group, which controls Lake Street, a then-member of Pineapple LLC.

Borrowings under the WC Loan Agreement bear interest at 10.00% per annum with interest compounded daily. The collateral for the working capital loan includes, among other things, all assets and all personal property of Pineapple LLC.

Under the WC Loan Agreement, Hercules is entitled to the highest priority lien on the collateral, including with respect to the payment of $2,000,000 of accounts payable that are or may be owed to Lake Street and $350,000 of accounts payable that are or may be owed to Hercules, each of which is subordinate to the payment of Pineapple LLC’s obligations under the LSA. Under the LSA, this aggregate $2,350,000 in payables to Pineapple LLC’s then-members may only be repaid under certain conditions, including the requirement that no obligations are outstanding under WC Loan agreement. On December 16, 2021, Hercules and Lake Street entered into subscription agreements for the issuance of convertible notes in respect of the $2,000,000 and $350,000 in accounts payable, respectively, which converted into 1,000,000 and 175,000 Pineapple LLC’s Class C Units, respectively, as of immediately prior to the consummation of the Merger. Each such Class C Unit subsequently converted into one share of the Company’s common stock upon consummation of the Merger, for a total of 293,750 shares.

The proceeds of the working capital loan will be used by Pineapple LLC solely to pay related fees and expenses in connection with the WC Loan Agreement and for general working capital purposes of Pineapple LLC. However, the working capital loan proceeds may not be paid or distributed to any direct or indirect equity owner of Pineapple LLC, or used to pay all or a portion of (i) any fees to board members; (ii) payables, fees (including management fees), loans or other amounts due to NPGIA or Northern Pacific Holdings, LLC or any of their respective officers, directors, members, managers, subsidiaries, or affiliates.

On May 31, 2023, the Company and Pineapple LLC entered into that certain Consent and Amendment No. 2 to Loan and Security Agreement ( “Amendment No. 2”) to the Loan and Security Agreement, dated December 11, 2020 (as amended, the “Hercules Loan Agreement”) with Hercules.

The Hercules Loan Agreement originally made available to Pineapple LLC a term loan in a principal amount of $7,500,000 (the “Hercules Term Loan”) to finance the acquisition of certain assets of the Hercules business. PE LLC and the Company entered into Amendment No. 2 in order to obtain Hercules’ consent to the Company entering into the Loan Agreement with Decathlon Specialty Finance LLC (“Decathlon”), a portion of the proceeds of which will be applied to prepay $1,500,000 of the principal amount of the Hercules Term Loan. At the time of Amendment No. 2 and prior to the prepayment, the aggregate remaining balance of the Hercules Term Loan, including principal and interest, was $3,400,000. Amendment No. 2, among other things, modified the original Hercules Loan Agreement by:

•	joining the Company as a borrower under the Hercules Loan Agreement and granting to Hercules a security interest in all present and hereafter acquired property of the Company;

•	obtaining the consent of Hercules for the Decathlon loan and related security interest;

•	extending the maturity date of the Hercules Term Loan to June 2, 2027;

•	setting an interest rate of ten percent for the Hercules Term Loan;

•	providing for amortization payments in equal monthly installments of principal and interest (mortgage style) beginning on July 3, 2023 and on the first business day of each month thereafter until the earlier of payment in full or the maturity date;

•	subordinating the Hercules Term Loan to the senior Decathlon Fixed Loan; and

•	adding customary representations, warranties and covenants.

Immediately prior to the Merger, the $500,000 outstanding loan balance was converted to 250,000 Class C Units of Pineapple LLC, which upon close of the Merger were converted into 62,500 shares of Company common stock. The entire working capital loan principal balance and all accrued but unpaid interest is due and payable on December 31, 2022.

General

Scott Honour, a member of our Board of Directors, is Chief Executive Officer and Managing Member of NPGIA. NPGIA, directly and indirectly through Lake Street, currently owns approximately 14% of our outstanding common stock.

The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe a “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, must be disclosed promptly to the Chief Executive Officer, the Chairman, and the Company’s primary legal counsel.

If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit and Finance Committee to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

PROPOSAL NO. 2

AUDITOR RATIFICATION PROPOSAL

The Audit and Finance Committee has selected UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. While the Audit and Finance Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit and Finance Committee is submitting the appointment of UHY as our independent registered public accounting firm for ratification.

We expect a representative from UHY will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

In the event the shareholders do not ratify the appointment of UHY, the Audit and Finance Committee will reconsider the selection. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2: AUDITOR RATIFICATION PROPOSAL

Change in Independent Registered Public Accounting Firm

Baker Tilly US, LLP (“Baker Tilly”) previously served as the Company’s independent registered public accounting firm since 2021. Effective April 28, 2023, Baker Tilly resigned as the Company’s independent registered public accounting firm, but was subsequently engaged to review the Company’s unaudited condensed consolidated financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023.

Baker Tilly audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021. The reports of Baker Tilly on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report on the financial statements for the fiscal year ended December 31, 2022, Baker Tilly included a paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern. In connection with the reports of Baker Tilly on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, and Baker Tilly’s review of the financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023, there were: (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

On August 10, 2023, the Audit and Finance Committee engaged UHY as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 and for the fiscal quarter ended September 30, 2023. During the years ended December 31, 2022 and 2021, and through UHY’s engagement on August 10, 2023, neither the Company, nor anyone on its behalf, consulted UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Baker Tilly for professional services for the years ended December 31, 2022 and 2021.

Fee Category	2022	2021
Audit Fees	$455,844	$288,516
Audit-Related Fees	89,505	31,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$545,349	$320,016

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. Assistance regarding federal and state tax compliance and acquisitions are provided to the Company by RSM US LLP.

All Other Fees. All other fees are fees for products and services other than those listed above, none of which were incurred in the years shown.

Audit and Finance Committee Pre-Approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, the policy of the Audit and Finance Committee is to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, the policy of the Committee is to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services, merger and acquisition due diligence and integration services, and any other services that can clearly be designated as “non-audit” services. All of the services described above for 2022 and 2021 were pre-approved by the Audit and Finance Committee before Baker Tilly was engaged to render the services.

Audit and Finance Committee Report

The Audit and Finance Committee is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit and Finance Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022 with management. The Audit and Finance Committee discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC. The Audit and Finance Committee has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit and Finance Committee concerning independence, and has discussed with Baker Tilly the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Audit and Finance Committee

Randall D. Sampson (Chair), Marilyn S. Adler, Michael R. Zapata

PROPOSAL NO. 3

AUTHORIZED SHARE AMENDMENT PROPOSAL

Overview

We are asking our shareholders to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 112,500,000. The following discussion is qualified by the text of the amendment to the authorized shares section of our Articles of Incorporation, which is set forth in Appendix A attached to this proxy statement. Our Board of Directors believes that the authorized share increase is necessary to maintain flexibility to issue shares of common stock for future corporate needs.

If approved, the additional authorized shares of our common stock would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights. Under our Articles of Incorporation, holders of our common stock do not have preemptive rights.

Reasons for the Recommendation of the Board of Directors

Our Articles of Incorporation currently authorize the issuance of up to 75,000,000 shares of common stock and 3,000,000 shares of preferred stock. As of October 18, 2023, we had 28,000 shares of Series A convertible preferred stock issued and outstanding; the proposed share increase would not affect the number of authorized shares of preferred stock.

As of October 18, 2023, we estimate that the following shares of common stock were issued or reserved for future issuance:

●	10,201,757 shares were issued and outstanding;

●	14,000,000 shares were reserved for issuance upon the conversion of outstanding shares of Series A convertible preferred stock;

●	10,352,942 shares were reserved for issuance upon the exercise of outstanding warrants;

●	2,500,000 shares were reserved for issuance as earnout consideration for the Merger;

●	115,005 shares were available for issuance under the 2022 Employee Stock Purchase Plan;

●	818,252 shares were reserved for issuance upon the settlement of outstanding restricted stock units; and

●	409,089 shares were available for grant under the 2022 Equity Incentive Plan.

Under the securities purchase agreement relating to the private placement transaction (the “PIPE Offering”) we completed on March 28, 2022, we are obligated to maintain a required minimum reserve of at least 200% of the number of shares issuable upon conversion or exercise of the Series A convertible preferred stock and common stock warrants from the authorized shares of our common stock. So long as a warrant remains outstanding, we are obligated to at all times keep reserved for issuance a number of shares of common stock at least equal to 200% of the maximum number of shares of common stock as are issuable upon exercise of the outstanding warrants without regard to any limitations on exercise. Our Series A convertible preferred stock and the common stock warrants issued in the PIPE Offering have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if we issue equity securities at a price less than the conversion or exercise price at the time of such issuance.

As of October 18, 2023, (a) the $28.0 million stated value of the Series A convertible preferred stock currently is convertible to common stock at a conversion price $4.00 of stated value per share of common stock (i.e., 7,000,000 shares of common stock in the aggregate), (b) warrants issued in the PIPE Offering to purchase 4,000,000 shares of common stock issued in the PIPE Offering are exercisable at $4.00 share and (c) warrants issued in the PIPE Offering warrants to purchase 1,176,471 shares of common stock issued in the PIPE Offering are exercisable at $13.60 share. All of these securities are subject to anti-dilution adjustments in certain events.  Our closing price on the Nasdaq Capital Market on October 18, 2023 was $0.80. If we were to engage in any transaction or other event that triggers a reset of the conversion price and exercise price to our closing price on October 18, 2023, (a) the $28.0 million stated value of the Series A convertible preferred stock would be convertible to common stock at a conversion price $0.80 of stated value per share of common stock (i.e., 35,000,000 shares of common stock in the aggregate) and (b) warrants issued in the PIPE Offering would be exercisable in the aggregate for 40,000,000 shares of common stock at $0.80 share. We would require at least 62,823,529 additional authorized shares of common stock to satisfy our obligations to the holders of the Series A convertible preferred stock and warrants issued in the PIPE Offering under these circumstances.

In addition, our Board of Directors believes that it is important for us to have additional authorized shares of common stock for the 2022 Equity Incentive Plan to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other service providers to our Company, as well as to have additional available shares of common stock for the 2022 Employee Stock Purchase Plan to encourage stock ownership by our employees.

Further, our Board of Directors believes it is important for our Company to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide flexibility for future corporate needs that may be identified by the Board in the future, including, if needed, for financing our business, for acquiring other businesses, and for forming strategic partnerships and alliances. We currently have no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes except in connection with equity compensation plans.

After careful consideration, our Board of Directors approved the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock by 37,500,000 shares, from 75,000,000 to 112,500,000. This increase was designed to provide us with sufficient authorized but unissued and unreserved shares of common stock to permit the reservation of 62,823,529 additional authorized and unreserved shares to permit the reset of the conversion price of our Series A convertible preferred stock to $0.80 which would lead to a corresponding increase to the shares of common stock issuable upon conversion of the Series A convertible preferred stock to 35,000,000 shares and the adjustment of the warrants to purchase common stock issued in the PIPE Offering to an exercise price of $0.80 per warrant which would lead to a corresponding increase to the shares of common stock issuable upon exercise of the warrants to 40,000,000 shares, as well as to increase our additional authorized but unissued and unreserved shares by approximately 100% of our authorized shares, which is 26,220,574 shares. We note that the issuance of common stock upon conversion of the Series A convertible preferred stock and exercise of the warrants in connection with the PIPE Offering was approved by our shareholders at our special meeting of shareholders in March 2022.

Potential Effects of the Authorized Share Amendment

The increase in the number of authorized shares of our common stock will not have any immediate effect on the rights of existing shareholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders and could have a negative effect on the price of our common stock.

Our Board has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

Accordingly, if the authorized share increase is approved by shareholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.

Appraisal or Dissenters’ Rights

Pursuant to the Minnesota Business Corporation Act (“MBCA”), our shareholders are not entitled to appraisal rights or dissenter’s rights with respect to the proposal to increase the number of authorized shares of our common stock.

Effectiveness of Amendment

If this Proposal is approved by our shareholders, the amendment to the Company’s Articles of Incorporation will become effective upon the filing of articles of amendment with the Minnesota Secretary of State or such later effective date and time as specified in the articles of amendment in accordance with Minnesota law.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3: AUTHORIZED SHARE AMENDMENT PROPOSAL

PROPOSAL NO. 4

proposal to amend the 2022 Employee Stock Purchase PLAN

Proposal No. 4 is to approve an amendment to the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance under the ESPP, by 300,000 shares.

On October 14, 2022, our Board of Directors, at the recommendation of the Compensation Committee, approved the ESPP, subject to shareholder approval, and on December 7, 2022 our shareholders approved the ESPP.

The purpose of the ESPP is to encourage stock ownership by all eligible employees and to incent employees to remain in employment, improve operations, increase profits and contribute more significantly by providing them with a convenient means of purchasing shares of our common stock from time to time at a discount to market prices through the use of payroll deductions, subject to a maximum amount that an employee can purchase of $25,000 per calendar year pursuant to applicable law.

On October 23, 2023, our Board of Directors, based on the recommendation of the Compensation Committee, approved, subject to shareholder approval, an increase in the number of shares of common stock authorized for issuance under the ESPP from 200,000 to 500,000 (the “ESPP Amendment”). A copy of the ESPP, as proposed to be amended, is attached to this proxy statement as Appendix B and is marked to show the ESPP Amendment.

The Board believes that it is in the best interests of the Company and its shareholders to approve the ESPP Amendment in order to provide a sufficient reserve of shares of common stock available under the ESPP to give current and prospective employees the continuing opportunity to acquire equity interests in the Company through the ESPP. Therefore, the Board believes that the ESPP Amendment will advance the interests of the Company’s shareholders.

As of October 18, 2023, out of the current authorization of 200,000 shares, there were 115,005 shares available for future purchase under the ESPP. If the number of shares available for issuance under the ESPP is not increased as requested in the ESPP Amendment, then, based on historical usage rates of shares under the ESPP, we would expect to exhaust the currently available shares during the current purchase period, which ends on December 31, 2023, at which time we would lose an important compensation tool. If the ESPP Amendment is approved, then based on the current trends, we expect the requested number of additional shares will allow us to fund the ESPP until our 2025 annual shareholder meeting. This time period may vary depending on the price of the Company’s stock and the ESPP participation rate. Further, the requested increase of 300,000 shares represents approximately 2.9% of our total shares of common stock outstanding (undiluted) as of October 18, 2023.

In light of the factors described above, and the fact that the ability to continue to offer the benefit of participating in an employee stock purchase plan is important to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the requested share reserve increase pursuant to the ESPP Amendment is reasonable and appropriate at this time.

Administration

A committee (the “Committee”) consisting of not less than three directors or employees of the Company is authorized to administer the ESPP. The Committee has full power and authority to adopt rules and procedures to administer the ESPP, interpret the provisions of the ESPP, and determine the terms and conditions of offerings under the ESPP.

All costs and expenses incurred for ESPP administration are paid by the Company.

Share Reserve

Currently, the maximum number of shares of our common stock that may be purchased by participants under the ESPP is 200,000. The proposed amendment to the ESPP would increase that amount by an additional 300,000 shares.

The ESPP provides that in the event of any change to our outstanding common stock, such as a recapitalization, stock dividend, stock split or similar event, appropriate adjustments will be made to the number and class of shares available under the ESPP, the limit on the number of shares that a participant may purchase during any purchase period, and the number, class and purchase price of shares subject to purchase under any pending offering.

Eligibility and Participation

Employees of the Company, or any participating subsidiary, who are regularly scheduled to work at least 20 hours per week may participate in the ESPP (subject to potential exclusions imposed by the Company). However, no employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries may participate in the ESPP. The Committee may, consistent with the requirements of Section 423, impose additional eligibility requirements for individual offerings under the ESPP, such as excluding employees who have been employed for less than two years, seasonal employees, highly compensated employees, or employees who are citizens or residents of a foreign jurisdiction. As of October 18, 2023, we estimate that approximately 230 employees, including our three executive officers, are eligible to participate in the ESPP.

Eligible employees may enroll in the ESPP during an enrollment period prior to a purchase period (referred to as a “Phase”) and will begin participating at the start of that Phase.

Phases

The ESPP is carried out in six-month Phases (as defined in the ESPP). A participant who is employed by the Company as of the first day of a Phase is granted an option as of such date to purchase a number of full shares of Company common stock through payroll withholding. At the end of each Phase, shares are purchased based on payroll deductions accumulated during that Phase.

Stock Purchases and Purchase Price

As of the last day of each Phase, a participant’s option for the purchase of shares is exercised automatically for a number of full shares of Company common stock which the accumulated payroll deductions in the participant’s account at that time will purchase at the applicable option price. Prior to the commencement of each Phase, the Board or the Committee determines the option price per share for shares to be purchased at the end of that Phase, as a percentage of the fair market value of our common stock, which may not be less than 85% of such fair market value, on the date specified, which is currently the lesser of the value on the first day or the value on the last day of the Phase.

The fair market value of a share of our common stock on any relevant date under the ESPP will be deemed to be equal to the closing sale price per share on that date. The closing sale price of our common stock on October 18, 2023 was $0.80 per share.

Payroll Deductions

Each participant may elect to have up to 20% of eligible compensation withheld as a payroll deduction per pay period with a minimum pay period deduction of $10. For purposes of the ESPP, except as otherwise defined by the Committee, eligible compensation means the cash compensation classified as base pay, and not including overtime, commissions, bonuses, disability payments, shift differentials, employer contributions to a 401(k) or other retirement plan, amounts deferred to a non-qualified deferred compensation plan, incentives, equity awards, reimbursements, expense allowances, fringe benefits and other similar payments, and including contributions made to a cafeteria plan maintained by the Company or a subsidiary, or under any qualified transportation fringe benefit plan, with such compensation determined as of the beginning of each Phase. If allowed by the Committee, participants may increase or decrease their payroll deductions during a Phase.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to purchase our common stock under the ESPP, including the following:

●	a participant may not be granted rights to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding; and

●	no participant may purchase, during any Phase, more than the number of shares determined by dividing $25,000 by the fair market value on the first day of that Phase.

Withdrawal from the ESPP

A participant may, by written notice during a Phase, withdraw from the ESPP by complying with the rules set by the Committee, and his or her accumulated (but not yet invested) contributions to the ESPP will be refunded.

Termination of Employment

A participant’s purchase right will immediately terminate upon his or her termination of employment for any reason. Any payroll deductions that the participant may have made for the Phase in which such termination of employment occurs will be refunded and will not be applied to the purchase of common stock.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights under the ESPP until the shares are actually purchased on the participant’s behalf through the ESPP and issued and delivered.

Transferability of Purchase Rights

No purchase rights under the ESPP will be assignable or transferable by the participant, except by will or the laws of descent and distribution.

Corporate Transactions

If we undergo a merger, consolidation or other reorganization, or sell all or substantially all our assets, each right to acquire shares on any purchase date scheduled to occur after the date of the consummation of the transaction may be continued or assumed or an equivalent right shall be substituted by the surviving or successor corporation or its parent or subsidiary, or our Board may terminate the ESPP or shorten the Phase then in progress by setting a new purchase date to occur prior to the transaction.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares remaining available for issuance under the ESPP at that time, the Committee shall make to each participant a pro rata allocation in a uniform and nondiscriminatory manner of the available shares, and the payroll deductions of each participant not used to purchase shares will be refunded.

Amendment and Termination

The ESPP may be terminated at any time by the Board and will terminate upon the date on which all shares remaining available for issuance under the ESPP are sold pursuant to exercised purchase rights. The Board may at any time amend or suspend the ESPP. However, the Board may not, without shareholder approval, amend the ESPP to effect any other change in the ESPP that would require shareholder approval under applicable law or exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to participation in the ESPP. This summary assumes the ESPP qualifies as an “employee stock purchase plan” within the meaning of Code Section 423, is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Under a qualified Code Section 423 arrangement, no taxable income will be recognized by a participant, and no deductions will be allowed to the Company, upon either the grant or the exercise of purchase rights under the ESPP. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the first day of the Phase in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or otherwise disposes of the purchased shares more than two years after the first day of the Phase in which the shares were acquired and more than one year after the actual purchase date of those shares, or upon death, the participant or the participant’s estate will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing market price of the shares on the first day of the Phase in which the shares were acquired (or such purchase price discount provided by the Committee for the Phase, not to exceed 15%). Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

The benefits to be received by our officers and employees under the ESPP are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4: ESPP AMENDMENT PROPOSAL

PROPOSAL NO. 5

REVERSE STOCK SPLIT PROPOSAL

The Company is asking its shareholders to approve a reverse stock split of the outstanding shares of its common stock, at a ratio within a range of 1-for-2 to 1-for-15, as determined by the Board of Directors (the “Reverse Stock Split Proposal”).

The primary reason the Company is seeking shareholder approval of the Reverse Stock Split Proposal is to attempt to increase the per share closing price of the Company's common stock to meet the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market. If the Reverse Stock Split Proposal is not approved by the Company's shareholders, the common stock may be delisted from Nasdaq.

If the Reverse Stock Split Proposal is approved, the Board of Directors will select the effective time of the reverse stock split (the “split effective time”). At the split effective time, the issued shares of the Company’s common stock immediately prior to the split effective time will be reclassified into a smaller number of shares, at a ratio within the range of 1-for-2 to 1-for-15, with such specific ratio to be approved by the Board of Directors. As a result of the reverse stock split, shareholders will own one new share of common stock for every two (2) shares to fifteen (15) shares (the exact number of shares to be determined by the Board) of issued common stock held by that shareholder immediately prior to the split effective time.

The Board of Directors reserves the right to not effect the reverse stock split, even if the Reverse Stock Split Proposal is approved by the shareholders.

In determining whether to implement the reverse stock split and which reverse stock split ratio to implement, if any, if shareholders approve this Reverse Stock Split Proposal, the Board of Directors may consider, among other things, various factors, such as:

●	the historic trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;

●	the ability of the Company to maintain its listing on the Nasdaq Capital Market;

●	which reverse stock split ratio would result in the least administrative cost to the Company; and

●	prevailing general market and economic conditions.

While the Minnesota Business Corporation Act allows certain reverse stock splits to be effected by board action alone, without approval of a corporation’s shareholders, unless otherwise required by a corporation’s articles of incorporation, Article IX of the Company’s articles of incorporation requires shareholder approval of a reverse stock split. Further, pursuant to the Minnesota Business Corporation Act, following a reverse stock split, the number of authorized shares of the Company’s common stock must be reduced proportionately based on the reverse stock split ratio that is effected.

Reasons for the Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the Reverse Stock Split Proposal for the following reasons, each of which is explained in more detail below:

●	the reverse stock split may be necessary to increase the Company’s stock price to meet Nasdaq’s minimum bid price requirement;

●	the Board of Directors believes a higher stock price may help generate investor interest in the Company; and

●	if the reverse stock split successfully increases the per share price of the Company’s common stock, the Board of Directors believes this increase may increase trading volume in common stock and facilitate future financings.

On October 27, 2023, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market informing the Company that because the closing bid price for the Company's common stock listed on Nasdaq was below $1.00 per share for the last 31 consecutive business days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the "Rule"). In accordance with Nasdaq’s Listing Rules, the Company has a period of 180 calendar days, or until April 24, 2024, to regain compliance with the Rule. If at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Rule. On November 1, 2023, the closing price of the Company’s common stock was $0.74 per share.

We are seeking shareholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline or any extension (which may not be granted). We expect that a reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that a reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Capital Market.

If shareholders do not approve the Reverse Stock Split Proposal and the Company's stock price does not otherwise increase to greater than $1.00 per share for at least 10 consecutive trading days, we expect the common stock to be subject to a delisting action by Nasdaq. We believe that a reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting a reverse stock split cannot guarantee that the common stock would be in compliance with the minimum bid price requirement for even the minimum 10-day trading period. Furthermore, a reverse stock split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.

Another principal reason for the reverse stock split would be to generate investor interest in the Company’s common stock. An investment in the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks. Accordingly, the Board of Directors believes that a higher stock price may generate investor interest in the common stock.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the reverse stock split would include the following, all of which have been considered by the Board of Directors in approving and, recommending a vote for, the Reverse Stock Split Proposal:

●	The number of outstanding shares of common stock will be reduced and each shareholder will own fewer shares than they owned immediately before the reverse stock split.

●	The number of shares of common stock reserved and available for issuance under the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

●	The number of shares issuable upon the exercise or vesting of all then outstanding equity awards will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

●	The number of shares of common stock issuable upon conversion of the Series A convertible preferred stock and issuable upon exercise of the outstanding warrants, and the conversion price of the Series A convertible preferred stock and the exercise price of the warrants, will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

●	Except for adjustments that may result from the treatment of fractional shares resulting from the reverse stock split, which are explained below under the section entitled “—Fractional Shares,” each shareholder will hold the same percentage of common stock immediately following the reverse stock split as the shareholder held immediately prior to the reverse stock split.

●	The voting rights, rights to dividends and distributions and other rights of common stock will not be changed as a result of the reverse stock split.

The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all common shareholders uniformly and will not affect any shareholder’s percentage interest in the Company, except to the extent that the reverse stock split results in any shareholder owning a fractional share. Shares of our common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.

As noted above, following the reverse stock split, the number of authorized shares of our common stock will be reduced proportionately based on the reverse stock split ratio that is selected. Our authorized common stock currently consists of 75,000,000 shares, which would be reduced to 37,500,000 shares of common stock authorized if the reverse stock split is effectuated at a ratio of 1-for-2, and 5,000,000 shares of common stock authorized if the reverse stock split is effectuated at a ratio of 1-for-15. As of the close of business on October 30, 2023, the record date for the meeting, there were 10,201,757 outstanding shares of our common stock, which would be reduced to approximately 5,100,878 shares of common stock outstanding if the reverse stock split is effectuated at a ratio of 1-for-2, and approximately 680,117 shares of common stock outstanding if the reverse stock split is effectuated at a ratio of 1-for-15.

The reverse stock split, if implemented, will not affect the total authorized number of shares or the par value of our preferred stock.

The following table illustrates the additional effects of a 1-for-2 to 1-for-15 reverse stock split (without giving effect to the treatment of fractional shares), based on share information as of October 20, 2023, and assuming in each case that our shareholders approve the Authorized Share Amendment Proposal to permit the amendment to the articles of incorporation to increase the authorized shares of common stock to 112,500,000:

	Shares of Common Stock Issued and Outstanding (1)	Shares of Common Stock Authorized and Reserved for Issuance(1)	Shares of Common Stock Authorized and Unreserved for Issuance(1)	Total Authorized Common Stock(1)
Pre-Reverse Stock Split	10,201,757	28,195,288	74,102,955	112,500,000
1-for-2 Reverse Stock Split	5,100,878	14,097,644	37,051,478	56,250,000
1-for-5 Reverse Stock Split	2,040,351	5,639,057	14,820,592	22,500,000
1-for-10 Reverse Stock Split	1,020,175	2,819,528	7,410,297	11,250,000
1-for-15 Reverse Stock Split	680,117	1,879,685	4,940,198	7,500,000

(1)       These estimates do not reflect the potential effects of cash payments in lieu of issuance of fractional shares that may result from the reverse stock split.

There are risks associated with the reverse stock split, all of which have been considered by the Board of Directors in recommending to the shareholders the Reverse Stock Split Proposal for approval.

We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

●	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the reverse stock split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●	the bid price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing.

The market price of our common stock will also be based on the performance of the Company, and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other listing requirements even if the market price per share of our common stock post reverse stock split remains in excess of the minimum bid price requirement.

The anticipated resulting increase in the per share price of our common stock due to the reverse stock split is expected to encourage greater interest in our common stock by brokers and investors and possibly promote greater liquidity for its shareholders. However, there is no assurance that such greater interest or liquidity will occur.

Since the reverse stock split will decrease the number of shares held by shareholders, the reverse stock split may increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to shareholders in the event they wish to sell all or a portion of their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our shareholders approve the Reverse Stock Split Proposal, and if the Board believes that a reverse stock split is in the best interests of the Company and its shareholders, the Board will approve a specific reverse stock split ratio and determine the split effective time. The Company then will file the amendment to its articles of incorporation with the Secretary of State of the State of Minnesota that specifies the split effective time. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, shareholders will be notified that the reverse stock split has been effected. Holders of our common stock holding all of their shares electronically in book-entry form do not need to take any action (the exchange will be automatic) to receive post-split shares. Holders of pre-split shares held in certificated form will be asked to surrender to the Company’s transfer agent certificates representing pre-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. Upon receipt of the holder’s pre-split certificate(s) and the properly completed and executed letter of transmittal, the holder will be issued the appropriate number of shares of common stock electronically in book-entry form. No new shares in book-entry form will be reflected until the holder surrenders the holder’s outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares to be reclassified into one post-split share, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date of the split effective time; provided, however, holders of certificated shares must first surrender to the exchange agent the certificates representing such pre-split shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Consequences

The par value per share of common stock will remain unchanged at $0.05 per share after the reverse stock split. As a result, at the split effective time of the reverse stock split, the stated capital on the Company’s balance sheet attributable to its common stock will be reduced proportionately based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account will be increased for the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net loss per share and other per share amounts for periods ending before the reverse stock split will be restated to give retroactive effect to the reverse stock split.

Potential Anti-Takeover Effects

Because the number of authorized shares of the Company’s common stock will be reduced proportionately based on the reverse stock split ratio that is effected, the reverse stock split will not increase the proportion of unissued authorized shares to issued shares and accordingly, the Board believes there are limited anti-takeover effects from the reverse stock split.

The reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company. Other than the proposals being submitted to the shareholders for their consideration at the annual meeting, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or effect a change control of the Company.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the reverse stock split to our U.S. shareholders, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to our U.S. shareholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. shareholder. The Company has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the reverse stock split.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. shareholder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. This discussion is limited to our U.S. shareholders that hold common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address consequences relevant to our U.S. shareholders subject to special rules, including, without limitation:

●	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	persons who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code;

●	shareholders who are subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares of common stock as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; and

●	certain expatriates or former citizens or long-term residents of the United States.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership should depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Company common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This summary is for information purposes only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular company U.S. shareholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

Reverse Stock Split

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. shareholder should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of combined company common stock, as discussed below. A U.S. shareholder’s aggregate tax basis in the shares of combined company common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of combined company common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of combined company common stock), and such U.S. shareholder’s holding period in the shares of combined company common stock received should include the holding period in the shares of combined company common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of combined company common stock surrendered to the shares of combined company common stock received pursuant to the reverse stock split. Holders of shares of combined company common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a shareholder who receives cash payment in lieu of a fractional share should be treated as if the fractional share were issued and then redeemed. Whether such redemption qualifies for sale or exchange treatment depends on whether the reduction in the shareholder’s stock ownership is considered to be a meaningful reduction in interest for purposes of Section 302(b)(l) of the Code or otherwise eligible for sale or exchange treatment. The redemption of fractional shares from a minority shareholder in a recapitalization is generally considered to be a meaningful reduction in interest or otherwise eligible for sale or exchange treatment. Therefore, minority shareholders are generally expected to recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s tax basis of the pre-reverse stock split shares of our common stock that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period in its pre-reverse stock split shares of our common stock is more than one year as of the reverse stock split date. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. shareholder may be subject to information reporting and backup withholding when such holder receives cash in lieu of fractional shares of combined company common stock in the reverse stock split. Certain U.S. shareholders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. shareholder will be subject to backup withholding if such holder is not otherwise exempt and:

●	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	the holder furnishes an incorrect taxpayer identification number;

●	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Our U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Appraisal or Dissenters’ Rights

Pursuant to the MBCA, shareholders are not entitled to appraisal rights or dissenter’s rights with respect to any proposal to be presented at the Annual Meeting, including the approval of a Reverse Stock Split Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 5: REVERSE STOCK SPLIT PROPOSAL

Proposal No. 6

private placement proposal

Our common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires us to obtain shareholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking shareholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal No. 6 to our shareholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

●	the aggregate number of shares issued in the offerings will not exceed 6,700,000 shares of our common stock (including for this purpose shares issuable upon conversion or exercise of preferred stock, options, warrants, convertible debt or other securities convertible into or exercisable for common stock), subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions effected prior to the offerings;

●	the total aggregate consideration will not exceed $20.0 million;

●	the maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of 20% below the market price of our common stock at the date of issuance in recognition that the historical volatility in the price of our common stock makes the pricing discount of our stock required by investors at any particular time difficult to predict at this time;

●	such offerings will occur, if at all, on or before the date that is three months following the date the Private Placement Proposal is approved by shareholders; and

●	such other terms as our Board of Directors shall deem to be in the best interests of the Company and its shareholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our common stock. The shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 6,700,000 shares of common stock in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse stock split, and including for this purpose shares issuable upon conversion or exercise of preferred stock, options, warrants, convertible debt or other securities convertible into or exercisable for common stock). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $20.0 million.

If all or part of the offerings is completed, we expect the net proceeds will be used for potential acquisitions, working capital and general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Our Series A convertible preferred stock and the common stock warrants issued in the PIPE Offering have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if we issue equity securities at a price less than the conversion or exercise price at the time of such issuance. As of October 18, 2023, (a) the $28.0 million stated value of the Series A convertible preferred stock currently is convertible to common stock at a conversion price $4.00 of stated value per share of common stock (i.e., 7,000,000 shares of common stock in the aggregate), (b) warrants issued in the PIPE Offering to purchase 4,000,000 shares of common stock issued in the PIPE Offering are exercisable at $4.00 share and (c) warrants issued in the PIPE Offering warrants to purchase 1,176,471 shares of common stock issued in the PIPE Offering are exercisable at $13.60 share. Our closing price on the Nasdaq Capital Market on October 18, 2023 was $0.80. If we were to engage in any transaction or other event that triggers a reset of the conversion price and exercise price to a 20% discount to our closing price on October 18, 2023, (a) the $28.0 million stated value of the Series A convertible preferred stock would be convertible to common stock at a conversion price $0.64 of stated value per share of common stock (i.e., 43,750,000 shares of common stock in the aggregate) and (b) warrants issued in the PIPE Offering would be exercisable in the aggregate for 50,000,000 shares of common stock at $0.64 share.

If we were to engage in an offering of common stock priced at a 20% discount to our closing price on October 19, 2023 that triggers the anti-dilution provisions from the PIPE Offering, the Series A convertible preferred stock would be convertible into at least 45,901,639 shares of common stock and the PIPE Offering warrants would be exercisable for at least 52,459,016 shares of common stock at an exercise price of $0.61 per share or lower. The anti-dilution provisions of the Series A convertible preferred stock and PIPE Offering warrants reset (a) the conversion price of the Series A convertible preferred stock to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of our common stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance and (b) the exercise price of the PIPE Offering warrants to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of our common stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance with the number of shares of common stock issuable under the PIPE Offering warrants increasing such that the aggregate exercise price payable under the PIPE Offering warrants, after taking into account the decrease in the exercise price, is equal to the aggregate exercise price prior to the anti-dilution adjustment.

OUR BOARD OF DIRECTORS RECoMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 6: private placement proposal

PROPOSAL No. 7
ADJOURNMENT PROPOSAL

We are asking shareholders to approve a proposal to permit us to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, there are insufficient votes to approve any of the proposals (the “Adjournment Proposal”).

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting, and any later adjournments, to another time and place. If our shareholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to a later date and use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from holders of our common stock that have previously voted against any of the proposals. If the Adjournment Proposal is approved, we could adjourn the Annual Meeting without a vote on the proposals even if we had received proxies representing votes against such proposal such that it would not be approved by the vote required and seek to convince the holders of those shares to change their votes to votes in favor of such proposal. If you have previously submitted a proxy on any proposal and wish to revoke it upon adjournment or postponement of the Annual Meeting, you may do so.

The length of time the Annual Meeting is adjourned or postponed will depend on the circumstances and will be determined by the Company. If the Annual Meeting is adjourned for more than 120 days after the date fixed for the original meeting date, we will be required to provide our shareholders with formal notice of the adjourned meeting.

Our Board of Directors believes that if the number of shares of our common stock present or represented at the Annual Meeting is insufficient to approve any of the other proposals, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve these proposals.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 7: ADJOURNMENT PROPOSAL

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership of the Company’s common stock by (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, and (iv) all executive officers and directors of the Company as a group, in each case based upon information available as of October 18, 2023 (unless otherwise noted). Percentage ownership is based on 10,201,757 shares of our common stock outstanding as of October 18, 2023. Unless otherwise stated, the address of each person is 10900 Red Circle Drive, Minnetonka, MN 55343.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Northern Pacific Growth Investment Advisors, LLC (2) 318 East Lake Street, Suite 301 Wayzata, MN 55391	1,463,439	14.3%
Hudson Bay Capital Management LP and Sander Gerber (3) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	1,045,013	10.2%
Christopher DeBone	779,979	7.6%
James Brennan (4)	526,599	5.2%
Roger H.D. Lacey	58,236	*
Kyle Udseth	183,396	1.8%
Marilyn Adler	15,190	*
Thomas J. Holland	37,810	*
Scott M. Honour	15,233	*
Randall D. Sampson (5)	235,364	2.3%
Michael R. Zapata	15,962	*
Scott Maskin (6)	547,105	5.4%
Eric Ingvaldson	19,034	*
Kristin Hlavka	17,410	*
All executive officers and directors as of October 18, 2023 as a group (10 persons)	1,261,461	12.3%

*Less than one percent

(1)	Includes the following number of shares allocated to the accounts of the following participants in the ESOP, as of October 18, 2023: Mr. Lacey, 1,824 shares; Ms. Hlavka, 2,420 shares; and all current directors and executive officers as a group, 4,244 shares.

(2)	Based on a Schedule 13D/A filed by Northern Pacific Growth Investment Advisors, LLC on December 16, 2022, and subsequent information provided by the reporting person to the Company, that the reporting person has sole voting and sole dispositive power over such shares. The reporting person reported that 12,500 shares of common stock were held directly by the reporting person and the remaining shares of common stock were held indirectly through Lake Street Solar LLC, of which 301,587 shares were being held in escrow by a third-party escrow agent, and will be distributed according to the terms of an escrow agreement.

(3)	Based on a Schedule 13G/A filed on February 10, 2023 by Hudson Bay Capital Management LP (“Hudson Bay”) and Sander Gerber, that they have shared voting and dispositive power over 1,045,013 shares of common stock issuable upon exercise of warrants and/or conversion of shares of convertible preferred stock, subject to a limitation on the reporting persons beneficially owning more than 9.99% of the outstanding shares of our common stock. Hudson Bay serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities are held. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay; Mr. Gerber disclaims beneficial ownership of these securities.

(4)	Includes 504,781 shares held by Mr. Brennan directly and 21,818 RSUs that vest within 60 days of October 18, 2023.

(5)	Mr. Sampson has or shares voting and dispositive power over: (i) 47,058 shares of common stock owned by Mr. Sampson individually; (ii) 12,844 shares of common stock owned jointly by Mr. Sampson and his spouse; (iii) 170,333 shares of common stock held by Sampson Family Real Estate Holdings, LLC, of which Mr. Sampson is the sole manager; and (iv) 5,129 shares of common stock held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is one of five directors. The two officers of the Sampson Family Foundation have the authority to vote and dispose of the shares of common stock held by the Sampson Family Foundation. Mr. Sampson is not an officer of the Sampson Family Foundation. Mr. Sampson disclaims beneficial ownership of all of the shares of common stock except those shares he holds individually or jointly with his spouse.

(6)	Includes 547,105 shares held by Mr. Maskin directly and 23,030 RSUs that vest within 60 days of October 18, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgment of the persons acting as proxies.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

APPENDIX A

PROPOSED AMENDMENT

TO THE FIRST SENTENCE OF ARTICLE V OF THE

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

PINEAPPLE ENERGY INC.

ARTICLE V.

Capital Stock

The authorized capital stock of this corporation shall be ~~Seventy Five Million (75,000,000)~~ One Hundred Twelve Million Five Hundred Thousand (112,500,000) shares of Common Stock of the par value of five cents ($.05) per share (the “Common Stock”) and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the “Preferred Stock”).

APPENDIX B

PINEAPPLE ENERGY INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

(As proposed to be amended December 14, 2023)

1.             Purpose of Plan. The purpose of this Pineapple Energy Inc. (hereinafter referred to as the “Company”) 2022 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by all eligible Employees of the Company and by eligible Employees of any Subsidiaries authorized by the Board of Directors to participate hereunder. The Plan is further intended to incent Employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company’s success by providing the employees of the Company and its participating Subsidiaries with a convenient means of purchasing shares of Company common stock from time to time at a discount to market prices through the use of payroll deductions. The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed in a manner consistent with the requirements of Code § 423 and the regulations thereunder.

2.             Administration.

(a)           The Plan shall be administered by a stock purchase committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b)           Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. For all purposes of this Plan other than the Plan’s Section 2(b), references to the Committee shall also refer to the Board of Directors.

(c)           The Company shall pay all expenses of administering the Plan, other than costs associated with either any required tax withholding or the sale or other disposition of shares purchased under the Plan.

(d)           No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.             Duration and Phases of the Plan.

(a)           The Plan will become effective on the date it is approved by the shareholders of the Company, which approval must be within twelve (12) months of the date the Plan is adopted by the Board, and will terminate when all shares authorized for issuance under Section 9 of this Plan, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any Phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, any amendment of this Plan to increase the number of shares authorized for issuance under Section 9 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Section 9 is amended by the Board of Directors to increase the number of shares authorized for issuance.

(b)          The Plan shall be carried out in one or more phases, as determined by the Board of Directors or Committee, provided that no phase shall be for a period of longer than twenty-seven (27) months (“Phases”). Phases may run concurrently or overlap with any other Phase. The existence and date of commencement of a Phase (the “Commencement Date”) shall be determined by the Committee and shall terminate on a date (the “Termination Date”) determined by the Committee consistent with the limitations specified above. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be cancelled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

(c)           In the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, each option pursuant to a Phase with a Termination Date that is scheduled to occur after the date of the consummation of such transaction may be continued or assumed or an equivalent right may be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation, or the Board of Directors may elect to accelerate the Termination Date of any Phase. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)           A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided that in such event, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

4.             Eligibility. All Employees, as defined in Section 17 hereof, who are employed by the Company at least one day prior to the Commencement Date of a Phase shall be eligible to participate in such Phase. For any Phase, the Company may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

(a)           Employees employed less than two years.

(b)           Employees whose customary employment is not more than five months a calendar year.

(c)           Highly compensated employees (as defined in Treasury Reg. § 1.423-2(e)).

(d)           Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens).

5.             Participation.

(a)           Participation in the Plan is voluntary. An eligible Employee may elect to participate in any Phase of the Plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative during the enrollment period specified by the Committee, and no later than the day prior to the Commencement Date of that Phase.

(b)           Once enrolled in the Plan, a Participant will continue to participate in the Plan until the Participant withdraws from the Plan pursuant to Section 8(a), or until contributions are discontinued, or the Participant is no longer an eligible Employee pursuant to Section 8(e). A Participant who withdraws from the Plan pursuant to Section 8(a) or is no longer an eligible Employee pursuant to Section 8(e) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Section 5(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Section 7(a)(v)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if the Participant is then an eligible Employee at the same level as in effect at the time of the discontinuation.

6.             Payroll Deductions.

(a)           Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions in increments based on a dollar amount or percentage of Base Pay (rounded to whole dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the Phase), in the aggregate amount not in excess of 20% of such Participant’s Base Pay for the term of the Phase (or such other maximum percentage as the Committee may establish from time to time prior to the commencement of a Phase), nor in excess of the limit specified in Section 7(a)(v)(A) below. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Phase and shall terminate on the last payday immediately prior to or coinciding with the Termination Date of that Phase unless sooner terminated by the Participant as provided in Section 8 hereof. Except for payroll deductions, a Participant may not make any separate cash payments into the Participant’s account under the Plan. The minimum authorized payroll deduction is $10 per payroll period. Any election submitted shall remain in effect for subsequent Phases until the Plan is terminated or such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Employee eligible to participate in the Plan.

(b)           In the event that the Participant’s Base Pay for any pay period is terminated or reduced from the Base Pay for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the Phase is less than the amount anticipated to be withheld over the Phase as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise the Participant’s option shall be based on the amount actually withheld on the Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)           A Participant may withdraw from participation in the Phase and terminate the Participant’s payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 8.

(d)           All payroll deductions made for Participants shall be credited to their respective accounts under the Plan.

(e)           Except for the Participant’s right to discontinue participation in the Plan as provided in Paragraph 8, no Participant shall be entitled to increase or decrease the amount to be deducted in a given Phase after the Commencement Date unless the Committee in its discretion allows all Participants to increase or decrease their deductions during a particular Phase as communicated to Employees prior to the Commencement Date of a Phase.

7.             Options.

(a)           Grant of Option.

(i)	A Participant who is employed by the Company as of the Commencement Date of a Phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Section 6 hereof by the applicable option price set forth in Section 7(a)(ii) hereof, subject to the limitations of Sections 7(a)(v)(A), 7(a)(v)(B), 7(a)(v)(C) and 9 hereof.
(ii)	Prior to the commencement of a Phase, the Board or Committee shall determine the option price for shares of common stock to be purchased during that Phase, as a percentage of (i) the fair market value of such shares of common stock on the Termination Date of the Phase, which shall not be less than eighty-five percent (85%) of such fair market value, or (ii) the lower of (A) the fair market value of such shares of common stock on the Termination Date of the Phase, or (B) the fair market value of such shares of common stock on the on the Commencement Date, which shall not be less than eighty-five percent (85%) of the fair market values on the relevant date.

(iii)	The fair market value of a share of common stock of the Company means, as of any date, the closing sale price for a share on the principal securities market on which the shares trade on said date. In the absence of an established market for the shares, the fair market value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(iv)	All Employees granted options pursuant to the Plan shall have the same rights and privileges, except as may be provided for in this Plan and pursuant to Treas. Reg. § 1.423-2(f). The Committee may impose uniform additional conditions and restrictions not inconsistent with Code § 423 with respect to all options granted during a Phase, including but not limited to restrictions on the hold and resale of shares received upon exercise of the option.

(v)	Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.	Which permits the Participant’s rights to purchase shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the current calendar year, the limit shall be equal to $25,000 minus the fair market value of the shares that the Participant previously purchased in the current calendar year under the Plan and all other employee stock purchase plans of the Company.

B.	Which permits the Participant’s rights to purchase the number of shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, that per Phase exceed the number of shares equal to Twenty-Five Thousand Dollars ($25,000) divided by the fair market value of the stock on the Commencement Date.

C.	If immediately after the grant such Participant would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this Section, the rules of Code § 424(d) shall apply.

(vi)	The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b)           Exercise of Option.

(i)	Unless a Participant gives written notice to the Company pursuant to Section 7(b)(ii) or Section 8 prior to the Termination Date of a Phase, the Participant’s option for the purchase of shares will be exercised automatically for the Participant as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable option price set forth in Section 7(a)(ii), and subject to the limitations set forth in Sections 7(a)(v)(A), 7(a)(v)(B) and 9 hereof.

(ii)	A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the Termination Date of a Phase, elect, effective as of the Termination Date of that Phase, to exercise the Participant’s option for a specified number of full shares less than the maximum number which may be purchased under the Participant’s option.

(iii)	As promptly as practicable after the Termination Date of any Phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of the Participant’s option. Any balance in Participant’s account not used for the purchase of common stock as of the Termination Date of a Phase shall be carried over (without interest) and credited to Participant’s account for the next Phase of the Plan, subject to Participant’s right to be paid such amount (without interest) in the event Participant subsequently withdraws from or terminates participation in the Plan as provided in Section 8.

(iv)	The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be expressed or implied by the exercise of such duties by the agent. A Participant may, at any time request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant.

8.             Withdrawal or Termination of Participation.

(a)           A Participant may, at any time prior to the Termination Date of a Phase, discontinue making contributions and withdraw all payroll deductions then credited to the Participant’s account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to the Participant without interest and no further payroll deductions will be made during that Phase. In such event, the option granted the Participant under that Phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made. A Participant who withdraws his or her payroll deductions pursuant to this Section 8(a) will no longer be a Participant in the Plan unless and until the individual, if he or she is then an eligible Employee, again becomes a Participant in the Plan by proceeding as provided in Section 5(a) above, which shall be effective as of the next Commencement Date. A Participant’s withdrawal of payroll deductions will not have any effect upon the Participant’s eligibility to participate in any succeeding Phase of the Plan or in any similar plan that may hereafter be adopted by the Company.

(b)           Notwithstanding the provisions of Section 8(a) above, if a Participant is obligated to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (whether at the commencement of a Phase or during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions except in accordance with Section 8(c) and (d) below.

(c)           In the event of the death of a Participant, the person or persons specified in Section 13 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 7(a)(ii) and have the balance in the account distributed in cash without interest to the person or persons specified in Section 13. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash without interest to the person or persons specified in Section 13.

(d)           Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to the Participant’s account without interest shall be returned to the Participant.

(e)           In the event the Participant ceases to be an eligible Employee, although still employed by the Company, the Participant shall be deemed to have discontinued participation in the Plan and all payroll deductions shall be discontinued. Participant shall have the right to purchase the number of full shares, which the accumulated payroll deductions in the Participant’s account as of the date the employee ceases to be an eligible Employee will purchase at the option price and time specified in Section 7 above. The balance remaining in Participant’s account after such purchase shall be distributed to Participant without interest.

(f)            The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)	Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)	The impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

9.             Stock Reserved for Options. ~~Two Hundred Thousand (200,000)~~ Five Hundred Thousand (500,000) shares of the Company’s $.05 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to options under the Plan.

(b)           If the total number of shares of Company common stock for which options are to be granted for a given Phase as specified in Section 7 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Section 3, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)           The Participant (or a joint tenant named pursuant to Section 9(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date until the Company delivers the shares of common stock purchased upon the exercise of the Participant’s option as provided in Section 7(b)(3). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 11 hereof.

(d)           The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as the Participant’s joint tenant with rights of survivorship, to the extent permitted by law.

10.           Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for the Participant under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

11.           Adjustment Provisions.

 (a)          Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)           In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)           To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Code § 423.

(d)          Except as hereinbefore expressly provided in this Section 11, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

12.           Non-Transferability of Options.

(a)           Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime and after the Participant’s death only by the Participant’s beneficiary of the representative of the Participant’s estate as provided in Section 8(c) hereof.

(b)           Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Section 8.

13.           Designation of Beneficiary.

(a)           A Participant may file a written (or if available electronic) designation of a beneficiary who is to receive any cash credited to the Participant’s account under any Phase of the Plan in the event of such Participant’s death prior to exercise of the Participant’s option pursuant to Section 9 hereof, or to exercise the Participant’s option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Section 7 hereof. The beneficiary designation may be changed by the Participant at any time by written notice (or if available electronic) to the Company.

(b)           Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Section 8(c) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Section 8(c) if such beneficiary is living on the Termination Date of the Phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Section 8(c) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant). If no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant’s domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant’s account under any Phase of the Plan.

14.           Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Section 3(c) with respect to an acceleration of the Termination Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code § 423, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 11 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a Phase, (3) impair any outstanding option, (4) materially expand the class of individuals eligible to become Participants and receive options under the Plan, (5) materially increase the benefits accruing to Participants under the Plan or materially reduce the price at which shares of Common Stock may be purchased under the Plan, (6) expand the types of awards available for issuance under the Plan, or (7) change the sponsoring corporation or the stock available for purchase under the Plan; but only to the extent that shareholder approval is required by applicable law or listing requirements

15.           Notices. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or the Participant’s designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

16.           Participation of Subsidiaries. The Board of Directors may from time to time, by written resolution, authorize the employees of any of its Subsidiaries to participate hereunder. Effective as of the date of coverage of any such Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary as well as to Pineapple Energy Inc. In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of Pineapple Energy Inc., the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 8 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

17.           Definitions.

(a)           “Base Pay” is the regular base pay for employment for each employee as annualized for a twelve (12) month period, excluding overtime, commissions, bonuses, disability payments, shift differentials, employer contributions to a 401(k) or other retirement plan, amounts deferred to a non-qualified deferred compensation plan, incentives, equity awards, reimbursements, expense allowances, fringe benefits and other similar payments, and including contributions made by the Participant to a cafeteria plan maintained by the Company or a Subsidiary, or under any qualified transportation fringe benefit plan, determined as of the Commencement Date of each Phase.

(b)           “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a Phase is customarily employed by the Company for at least twenty (20) hours per week.

(c)           “Subsidiary” shall include any corporation defined as a subsidiary of the Company in Code § 424(f).

18.           Miscellaneous.

(a)           The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b)           The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)           As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Section by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of stock already owned by the Participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the Participant under the this Section, and in the event shares of stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)           The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(e)           The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)            It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(g)           Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

PINEAPPLE ENERGY INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2023 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEGY2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2023 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V25355-P99682 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINEAPPLE ENERGY INC.			For All	Withold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.			┐
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.			□	□	□

1.	To elect the seven directors nominated by the Board of Directors (“Proposal No. 1”).

Nominees:
	01) Marilyn Adler	05) Scott Maskin
	02) Thomas J. Holland	06) Randall D. Sampson
	03) Scott Honour	07) Kyle Udseth
04) Roger H.D. Lacey

The Board of Directors recommends you vote FOR Proposals No. 2 through 7 below.
			For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of UHY LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.		□	□	□	6.	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company's common stock in accordance with Nasdaq Listing Rule 5635(d).	□	□	□
								For	Against	Abstain
3.	To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 112,500,000.		□	□	□	7.	To approve one or more adjournments of the annual meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the annual meeting.	□	□	□

4.	To approve an amendment to the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan to increase the number of authorized shares of common stock.		□	□	□		NOTE: THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

5.	To approve a reverse stock split of the outstanding shares of the Company's common stock, at a ratio within a range of 1-for-2 to 1-for-15, as determined by the Company’s Board of Directors.		□	□	□		THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 THROUGH 7.

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

PINEAPPLE ENERGY INC. ANNUAL MEETING OF SHAREHOLDERS December 14, 2023 9:00 a.m., Central Standard Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V25356-P99682

PINEAPPLE ENERGY INC.	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 14, 2023.

The undersigned hereby appoints Kyle Udseth and Eric Ingvaldson, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Pineapple Energy Inc., to be held through a virtual annual meeting that will be accessible at www.virtualshareholdermeeting.com/PEGY2023 to be held on December 14, 2023 at 9:00 a.m., CST, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

(Continued and to be marked, dated and signed, on the other side)